SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2010

GOLDCORP HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53505	90-0350814
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5709 Manatee Avenue West

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

Goldcorp Holding Co. held its Annual Meeting of Stockholders on September 16, 2010 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved an amendment to our Articles of Incorporation to change our name to Goldland Holdings Co.; (iii) approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 200,000,000 to 400,000,000; (iv) ratified the appointment of W.T. Uniack & Co. CPA’s P.C. to serve as our independent registered public accounting firm for 2010.

Set forth below are the preliminary voting results for these proposals:

Item 1:	The election of four directors for a one-year term expiring at the 2011 Annual Meeting

	For	Withheld	Broker Non-Votes
Pierre Quilliam	104,061,357	958,921	40,145,842
Allan Breitkreuz	104,025,082	995,196	40,145,842
Christian Quilliam	102,409,657	2,610,621	40,145,842
Denise Quilliam	102,911,687	2,108,591	40,145,842

Item 2:	To approve amendment of Articles of Incorporation to change our name to Goldland Holdings Co.

For	Against	Abstain
138,373,153	3,788,548	3,004,419

Item 3:	To approve amendment of Articles of Incorporation to increase our authorized shares of common stock from 200,000,000 to 400,000,000

For	Against	Abstain
125,808,357	16,413,343	2,944,420

Item 4:	The ratification of the appointment by the Company of W.T. Uniack & Co. CPA’s P.C. as the Company’s independent registered public accounting firm for 2010

For	Against	Abstain
142,015,681	2,930,439	220,000

Final voting results will be reported by an amended Form 8-K as soon as they are available.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDCORP HOLDING CO.
Date: September 23, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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